Bush Presidential Inauguration Publications Use High-Tech Code

Persons with Print Disabilities Have Full Access to Inauguration Guides

Atlanta, GA, January, 16, 2001 (OTCBB: ITAC) Intacta Technologies, Inc.'s latest application of INTACTA.CODE™ technology is being used by IDEAL at NCR to enhance Inaugural-related publications into screen-readable text, in support of persons with print disabilities. Using encoding, compression, and error correction algorithms developed by Intacta engineers in Israel, Intacta developed the software being used by IDEAL to convert both the Presidential Inauguration Program Book and Inauguration Guidebook into a tiny pattern of dots called INTACTA.CODE™. This code resembles a sophisticated barcode. However, unlike traditional barcodes requiring sophisticated optical or laser scanning equipment, INTACTA.CODE™ can be scanned by any of the millions of TWAIN compliant scanners already in today's homes and workplaces.

"Being able to scan the full text of the Presidential Inaugural Committee's 10,000 word Guidebook into a computer, from one small 3 x 4 inch printed code, is an incredible leap forward for scanning technologies in support of persons with print disabilities," said Steve Jacobs, President of IDEAL at NCR.

"Although our primary use for INTACTA.CODE is in wireless, logistics and pervasive computing environments, we're happy that it has found a use in enabling persons with print disabilities to have a wider and more affordable means to access printed materials," said Noel Bambrough, COO of Intacta.

About Intacta Technologies Inc.

INTACTA (OTCBB:ITAC) is a U.S. based software company headquartered in Atlanta, Georgia with its research and development facilities in Beer Sheva, Israel. The Company develops and markets software components designed to bridge enterprise communications and information management systems across digital and non-digital media. Intacta.Code™, the company's flagship product, is an award winning technology patented in the United States, Israel and Europe. Platform independent, and language transparent, Intacta.Code is designed to integrate with existing enterprise communications and information management systems which require enhancements to security, transmission, and device handling capability on handheld platforms, including Windows CE, WAP and Palm OS. Intacta licenses its Intacta.Code to developers and system integrators, either as a stand-alone module or as an SDK for seamless and transparent integration within any application. More information about Intacta.Code may be found at www.intacta.com.

About IDEAL at NCR

IDEAL (Individuals with Disabilities: Enabling Advocacy Link) at NCR is a not-for-profit NCR employee-led organization that supports the development of Information Technologies that are accessible to, and usable by, persons with disabilities on a global basis. More information about IDEAL at NCR may be found at: www.ideal-group.org/ncr.

About NCR Corporation

NCR Corporation (NYSE: NCR) is a US$6.2 billion leader in providing Relationship Technology™ solutions to customers worldwide in the retail, financial, communications, manufacturing, travel and transportation, and insurance markets. NCR's Relationship Technology solutions include privacy-enabled Teradata™ warehouses and customer relationship management (CRM) applications, store automation and automated teller machines (ATMs). More information about NCR and its solutions may be found at www.ncr.com.

NCR and Teradata are trademarks or registered trademarks of NCR Corporation in the United States and other countries. Intacta.Code™ is a trademark of Intacta Technologies Inc.

Media Contacts:

 Caroline Leigh
NCR Corporation
Voice: (770) 623-7608
TTY: (800) 255-0056
E-Mail: caroline.leigh@ncr.com

Steve Bosak
SRB Communications
for Intacta Technologies, Inc.
Voice: (630) 406-6130
E-Mail: steve@srbcomm.com

Technical Contacts:

Steve Jacobs, President
IDEAL at NCR
c/o NCR Corporation
Voice: (937) 445-6396
TTY: (800) 855-2880
E-Mail: steve.jacobs@ncr.com

Noel Bambrough
Chief Operating Officer
Intacta Technologies Inc.
Voice: (404) 880-9919
E-Mail: nbambrough@intacta.com

###